UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/04/2010

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53290

Delaware	26-2940963
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10005 Muirlands Boulevard
Suite G, First Floor
Irvine, California, 92618
(Address of principal executive offices, including zip code)

949-419-0288
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

Effective June 4, 2010, the private placement transaction between ChromaDex Corporation, a Delaware corporation (the "Company") and Jinke Group (Hong Kong) Ltd (the "Investor") was terminated. As previously announced, on November 29, 2009, the Investor had agreed to purchase an aggregate of 1,916,811 shares of the Company's common stock in two closings at a purchase price of $0.5217 per share. As part of the transaction, the Company had also agreed to issue the Investor a warrant to purchase 1,333,334 shares of the Company's common stock at an exercise price of $.80 per share, subject to additional terms in the related subscription agreement. The Company terminated the proposed transaction as a result of the Investor failing to make timely payment in compliance with the terms of the related subscription agreement. No shares of common stock or warrants were issued to the Investor by the Company under such agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Date: June 08, 2010	By:	/s/ Frank L. Jaksch Jr.
Frank L. Jaksch Jr.
Chief Executive Officer